UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2013 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[•]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Merger Agreement
On January 7, 2013, athenahealth, Inc., a Delaware corporation (“athenahealth”), and Echo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of athenahealth (“MergerSub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Epocrates, Inc., a Delaware corporation (“Epocrates”). The Merger Agreement provides for the merger of MergerSub with and into Epocrates (the “Merger”), with Epocrates surviving the Merger as a wholly owned subsidiary of athenahealth.
Upon the consummation of the Merger (the “Effective Time”), each issued and outstanding share of Epocrates common stock (other than treasury shares; shares held by athenahealth, MergerSub, or any subsidiary of athenahealth or Epocrates; and dissenting shares) will be canceled and automatically converted into the right to receive $11.75 in cash, without interest (the “Merger Consideration”). All outstanding options and restricted stock unit awards under Epocrates’ equity compensation plans will be assumed by athenahealth at the Effective Time. Each outstanding option and restricted stock unit award shall be exercisable or shall be settled upon the same terms and conditions as under the applicable Epocrates equity compensation plan, except that each option shall be exercisable for, and each restricted stock unit shall be converted into the right to receive, shares of athenahealth common stock using an exchange ratio based on the average closing sales prices per share of athenahealth’s common stock for the ten trading days ending on the second trading day prior to the closing of the Merger.
The Merger Agreement contains customary representations, warranties, and covenants of Epocrates and athenahealth, including, among others, (a) representations relating to the accuracy of Epocrates’ filings with the U.S. Securities and Exchange Commission (the “SEC”); (b) Epocrates’ ownership of and other rights in its intellectual property; (c) athenahealth’s authority to enter into the Merger Agreement; and (d) covenants by Epocrates to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during such period. Epocrates is also subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. The “no-shop” restriction is subject to a “fiduciary-out” provision that allows Epocrates, under certain circumstances, to provide information to, and enter into discussions and negotiations with, third parties with respect to an alternative acquisition proposal that Epocrates’ board of directors has determined, in its good faith judgment, is, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement) and that the failure of the Epocrates board to take such action would be a violation of the Epocrates board’s fiduciary duties under applicable law. The board of directors of Epocrates has unanimously adopted resolutions recommending the adoption and approval of the Merger Agreement by Epocrates’ stockholders, and has agreed to hold a stockholder meeting for the Epocrates stockholders to consider and vote upon the adoption and approval of the Merger Agreement.
The consummation of the Merger is subject to customary closing conditions, including (i) requisite Epocrates stockholder approval; (ii) the absence of any law, injunction, judgment, or ruling enjoining or prohibiting the Merger; (iii) the expiration or termination of any waiting period under Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended; (iv) the accuracy of the representations and warranties made the parties; and (v) the performance by the parties in all material respects of their covenants, obligations, and agreements under the Merger Agreement.
The closing of the Merger is not subject to a financing contingency. athenahealth expects to pay the aggregate Merger Consideration using a combination of available cash-on-hand and available borrowing under its existing Credit Facility, dated as of October 20, 2011, among, inter alia, athenahealth and Bank of America, N.A., as administrative agent.
The Merger Agreement contains certain termination rights for the parties. Upon the termination of the Merger Agreement under specified circumstances, including as a result of Epocrates entering into an alternative acquisition agreement that constitutes a Superior Proposal (as defined in the Merger Agreement), Epocrates will be required to pay athenahealth a termination fee equal to $9 million. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by May 15, 2013.
The foregoing description of the Merger Agreement is summary in nature and does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about athenahealth, Epocrates, MergerSub, or any of their respective subsidiaries or affiliates.
The representations and warranties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations and warranties (a) may be subject to limits or exceptions agreed upon among the parties; (b) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; (c) were made as of specific dates; and (d) have been included in the Merger

Agreement for the purpose of allocating risk between the parties, rather than establishing matters as facts. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or conditions of athenahealth, Epocrates, MergerSub, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in athenahealth or Epocrates’ public disclosures.
Voting Agreements
Simultaneously with the execution of the Merger Agreement, athenahealth entered into voting agreements with certain directors, stockholders, and employees of Epocrates (collectively, the “Voting Agreements”) pursuant to which such persons have agreed, among other things, to vote their respective shares of Epocrates common stock for the adoption and approval of the Merger Agreement. The foregoing description of the Voting Agreements is summary in nature and does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On January 7, 2013, athenahealth issued a press release announcing the signing of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein.
On January 7, 2013, athenahealth will make an investor presentation to discuss the transactions contemplated by the Merger Agreement. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and incorporated herein.
The information included in this Current Report on Form 8-K pursuant to this Item 7.01, including Exhibit 99.1and Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 7, 2013, among athenahealth, Inc.,
Echo Merger Sub, Inc., and Epocrates, Inc.
10.1	Form of Voting Agreement
99.1	Press release issued by athenahealth, Inc. on January 7, 2013, furnished herewith.
99.2	Investor presentation dated January 7, 2013, furnished herewith.

*
Schedules, exhibits, and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. athenahealth, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Forward-Looking Statements
This report contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Merger and the other transactions contemplated by the Merger Agreement, as well as athenahealth’s expectations about payment of the Merger Consideration and its Commitment with Bank of America. The forward-looking statements in this report do not constitute guarantees of future performance. These statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, many of which are beyond athenahealth’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the ability to complete the Merger in light of the various closing conditions; the ability of the parties to consummate the Merger; the impact of the announcement or the closing of the Merger on the parties’ relationships with their respective employees or existing or potential customers; the ability of athenahealth to successfully integrate Epocrates’ operations, employees, and services; and the ability to realize anticipated synergies and costs savings of the Merger.
Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth undertakes no obligation to update or revise the information contained in this report, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, please see the disclosures contained in its public filings with the SEC, available on the “Investors” section of athenahealth’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Additional Information and Where to Find It
In connection with the acquisition of Epocrates by athenahealth pursuant to the Merger Agreement, Epocrates will file with the SEC a proxy statement and other relevant materials in connection with the proposed transaction. Epocrates will also mail the proxy statement to Epocrates stockholders. athenahealth and Epocrates urge investors and security holders to read the proxy statement and the other relevant material when they become available because these materials will contain important information about athenahealth, Epocrates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, free copies of the documents filed with the SEC by athenahealth will be available on the “Investors” section of athenahealth’s website at www.athenahealth.com. Free copies of the documents filed with the SEC by Epocrates will be available on the investor relations section of Epocrates’ website at www.epocrates.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS

WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.
athenahealth, MergerSub, Epocrates, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Epocrates in connection with the Merger. Information about those executive officers and directors of athenahealth is set forth in athenahealth’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 26, 2012, and is supplemented by other public filings made, and to be made, with the SEC. Information about those executive officers and directors of Epocrates and their ownership of Epocrates common stock is set forth in Epocrates’ proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on August 30, 2012, and is supplemented by other public filings made, and to be made, with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of athenahealth, MergerSub, Epocrates, and their respective executive officers and directors in the Merger by reading the proxy statement and the other filings and documents referred to above. This report does not constitute an offer of any securities for sale.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
January 7, 2013	/s/ TIMOTHY M. ADAMS
Timothy M. Adams
CFO & SVP

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 7, 2013, among athenahealth, Inc.,
Echo Merger Sub, Inc., and Epocrates, Inc.
10.1	Form of Voting Agreement
99.1	Press release issued by athenahealth, Inc. on January 7, 2013, furnished herewith.
99.2	Investor presentation dated January 7, 2013, furnished herewith.

*
Schedules, exhibits, and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. athenahealth, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.